Exhibit 4.1

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 9, 2008, by and among Festival Fun Parks, LLC, a Delaware limited liability company (“Festival Fun Parks”), Palace Finance, Inc., a Delaware corporation (“Palace Finance” and, together with Festival Fun Parks, the “Issuers”), Palace Entertainment Holdings, Inc., a Delaware corporation (the “Parent”), the Subsidiary Guarantors (as defined in the Indenture referred to herein) party hereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

WHEREAS, the Issuers, the Parent, the Subsidiary Guarantors and the Trustee are parties to that certain Indenture, dated as of April 12, 2006 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Issuers’ 10 7/8% Senior Notes due 2014 (the “Notes”) were issued.  Capitalized terms used but not defined herein shall have the same meanings ascribed to such terms in the Indenture;

WHEREAS, Section 9.2 of the Indenture provides that the Issuers, the Note Guarantors and the Trustee may make certain amendments to the Indenture with the written consent of the Holders of not less than a majority in principal amount of the outstanding Notes;

WHEREAS, the Issuers issued an Offer to Purchase and Consent Solicitation Statement dated as of December 20, 2007 (the “Statement”) to, among other things, make an offer to purchase all outstanding Notes upon terms and conditions described in the Statement (the “Offer”) and to solicit consents from the Holders to the Proposed Amendments (as defined in the Statement);

WHEREAS, Holders of at least a majority in aggregate principal amount of the outstanding Notes have given and not withdrawn their consent to the Proposed Amendments pursuant to the Statement; and

WHEREAS, the execution of this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture, the Issuers and the Note Guarantors have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel with respect to such authorization, and all things necessary to make this Supplemental Indenture a valid agreement of the Issuers, the Note Guarantors and the Trustee in accordance with its terms have been done.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Issuer, each Note Guarantor and the Trustee mutually covenant and agree as follows:

1.             Effect.  This Supplemental Indenture shall become effective upon its execution and delivery by the parties hereto.  If, after the date hereof, the Offer is terminated or withdrawn, the Notes accepted for payment pursuant to the Offer are not paid, or the Consent Payments (as defined in the Statement) are not made, on the Payment Date (as defined in the Statement), this Supplemental Indenture shall no longer be effective.  Notwithstanding the foregoing, the amendments set forth in Section 2 below will not become operative until the opening of business on the Payment Date (as defined in the Statement), at which time such amendments shall be effective as of the date hereof.

2.             Amendments.

The Indenture is hereby amended as follows:

(a)          the text of Sections 3.2, 3.3, 3.4, 3.5, 3.6 (except to the extent provided in clause (c) below), 3.7, 3.9, 3.11, 3.12, 3.13, 3.14, 3.17, 3.18, 3.19 and 3.20 of the Indenture is hereby deleted in its entirety and these Sections shall be of no further force and effect and the words “[INTENTIONALLY DELETED]” shall be inserted, in each case, in replacement of the deleted text;

(b)          the text of Sections 4.1 and 4.2 of the Indenture is hereby deleted in its entirety and these Sections shall be of no further force and effect and the words “[INTENTIONALLY DELETED]” shall be inserted, in each case, in replacement of the deleted text;

(c)          Sections 3.6 (to the extent relating to Section 3.8), 3.8 and 3.10 are hereby amended so that these Sections shall only apply to Sale/Leaseback Transactions, Asset Dispositions and Change of Control events that have already occurred as of the date hereof and shall become inapplicable to Sale/Leaseback Transactions, Asset Dispositions and Change of Control events that have not yet occurred as of the date hereof;

(d)          the provisions of Sections 6.1(2) and 6.1(4) as they apply to the covenants referred to in paragraph (c) and paragraph (a), respectively, above are hereby deleted in their entirety and shall be of no further force and effect;

(e)          the text of Sections 6.1(3), 6.1(5), 6.1(6), 6.1(9) and 6.1(10) is hereby deleted in its entirety and these Sections shall be of no further force and effect; and

(f)           any and all references in the Indenture to the deleted Sections, Subsections or provisions referred to in paragraphs (a)-(e) above are hereby deleted in their entirety as are any defined terms in the Indenture which are used solely in such deleted Sections, Subsections or provisions of the Indenture.

Any covenant or other provision contained in the Notes that relates to any covenant or other provision of the Indenture amended by this Supplemental Indenture shall be likewise amended so that such covenant or other provision will conform to and be consistent with any covenant or other provision of the Indenture amended by this Supplemental Indenture.

3.             Governing Law.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

4.             Counterparts.  This Supplemental Indenture may be executed in one or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same document.  Facsimile transmission of any signature and/or electronic re-transmission of any signature will be deemed the same as delivery of the original.

5.             Effect on Indenture.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  Except as expressly set forth herein, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof, including all the provisions of Section 7.1, 7.2, 7.3, 7.4 and 7.7 of the Indenture shall remain in full force and effect, including with respect to this Supplemental Indenture.

6.             Indemnification.  The Issuers and the Subsidiary Guarantors shall jointly and severally indemnify the Trustee and its agents, employees, officers, directors and shareholders for, and hold same harmless against, any and all loss, liability or expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by it without negligence, willful misconduct or bad faith on its part, in connection with the transactions contemplated by this Supplemental Indenture, including the performance by the Trustee of any duty or obligation required of the Trustee pursuant to this Supplemental Indenture.  Notwithstanding the foregoing, the parties hereby agree that in no event shall the Trustee be found or held negligent for agreeing to enter into and execute the Supplemental Indenture.

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7.             Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Supplemental Indenture or the Notes, and it shall not be responsible for any statement of the Issuers or the Subsidiary Guarantors in this Supplemental Indenture.  The recitals contained herein shall be taken as the statements of the Issuers and the Subsidiary Guarantors, and the Trustee assumes no responsibility for their correctness.

8.             Conflict with Trust Indenture Act.  If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that may not be so limited, qualified or conflicted with, such provision of such Act shall control.  If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of such Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

9.             Separability Clause.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10.           Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

11.           Benefits of Supplemental Indenture, etc.  Nothing in this Supplemental Indenture, the Indenture or the Notes, express or implied, shall give to any person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.

12.           Successors and Assigns.  All agreements of the Issuers in this Supplemental Indenture and the Notes shall bind their respective successors.

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IN WITNESS WHEREOF, the parties have executed this Supplemental Indenture as of the date first written above.

FESTIVAL FUN PARKS, LLC

By:	/s/ Todd R. Wulffson
Name: Todd R. Wulffson
Title: General Counsel and Secretary

PALACE FINANCE, INC.

By:	/s/ Todd R. Wulffson
Name: Todd R. Wulffson
Title: Secretary

PALACE ENTERTAINMENT HOLDINGS, INC.

By:	/s/ Todd R. Wulffson
Name: Todd R. Wulffson
Title: General Counsel and Secretary

SPLISH SPLASH AT
ADVENTURELAND INC.
FAMILY FUN CENTERS HOLDINGS LLC
SMARTPARKS - SAN JOSE INC.
SMARTPARKS - RIVERSIDE INC.
SMARTPARKS - SAN DIMAS INC.
RAGING WATERS GROUP INC.
WET ‘N WILD NEVADA INC.
SMARTPARKS - CAROLINA INC.
SMARTPARKS - FLORIDA INC.
SMARTPARKS - SILVER SPRINGS INC.
PALACE MANAGEMENT COMPANY LLC

By:	/s/ Todd R. Wulffson
Name: Todd R. Wulffson
Title: Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title: Vice President